UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	0-9439	74-2157138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 San Bernardo, Laredo, Texas		78040-1359
(Address of principal executive offices)		(ZIP Code)

(Registrant’s telephone number, including area code): (210) 722-7611

None
(Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets; Item 5. Other Events and Regulation FD Disclosure.

Effective June 18, 2004, International Bancshares Corporation, a Texas corporation and the registrant hereunder (“IBC”), consummated its acquisition of Local Financial Corporation, a Delaware corporation (“Local”), pursuant to the Agreement and Plan of Merger dated as of January 22, 2004 (the “Merger Agreement”).  Under the terms of the Merger Agreement, LFC Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of IBC, was merged (the “Merger”) with and into Local, with Local being the surviving corporation in the Merger.  Immediately following the Merger, (i) Local’s banking subsidiary, Local Oklahoma Bank, was merged (the “Bank Merger”) with and into IBC’s lead banking subsidiary, International Bank of Commerce, Laredo, Texas (“IBOC”), with IBOC being the surviving institution in the Bank Merger, and (ii) Local, as the surviving entity in the Merger, was merged (the “Holding Company Merger”) with and into IBC, with IBC being the surviving corporation in the Holding Company Merger.

As a result of the Merger, Local shareholders will receive an aggregate of approximately $274.9 million in cash and approximately 2.15 million shares of IBC common stock.  Under the terms of the Merger Agreement, Local shareholders were entitled to elect to receive cash, shares of IBC common stock or a combination thereof in the Merger, subject to the requirement that 75% of Local’s shares be exchanged for cash and 25% be exchanged for IBC common stock.  Based on the elections of Local shareholders and the terms of the Merger Agreement, Local shareholders who elected to receive shares of IBC common stock in the Merger and Local shareholders who did not timely make a cash/stock election will be exchanged entirely for shares of IBC common stock.  As to those Local shares for which an election to receive cash was timely made, each such share will be exchanged for approximately $20.59 in cash and 0.033 shares of IBC common stock.  The exchange rate for those Local shareholders receiving IBC shares in the Merger is 0.5170 shares of IBC common stock for each share of Local.

A copy of the press release announcing the consummation of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K.

IBC’s Registration Statement on Form S-4 (Registration No. 333-113767), which was declared effective by the Securities and Exchange Commission on April 13, 2004, sets forth certain information regarding the Merger, including the date and manner of the Merger, the nature and amount of the consideration paid by IBC, the method used for determining the amount of such consideration, the nature of any material relationship between Local and IBC or any of its affiliates, any officer or director of IBC or any associate of any such officer or director, the nature of Local’s business and the intended structure and operation of the combined company created in the Merger.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                  Pro Forma Financial Information.

The pro forma financial information required by this item are not being filed herewith. To the extent such information is required by this item, they will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)                                  Exhibits.  The following exhibits are being filed herewith:

99.1	Press Release dated June 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ DENNIS E. NIXON
DENNIS E. NIXON, President,
and Chief Executive Officer

Date: June 21, 2004.

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated June 21, 2004.